UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2008
Sucampo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	13-3929237

(State or Other Jurisdiction of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

4520 East-West Highway, Suite 300
Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On April 29, 2008, Sucampo Pharmaceuticals, Inc. and Takeda Pharmaceutical Company Limited and its wholly owned subsidiary, Takeda Pharmaceuticals North America, Inc. announced that the U.S. Food and Drug Administration has approved Sucampo Pharmaceuticals’ supplemental New Drug Application (sNDA) for AMITZA (lubiprostone) 8 mcg capsules twice daily to treat irritable bowel syndrome with constipation in women 18 years of age or older. As a result of this sNDA approval, Sucampo Pharmaceuticals will receive a development milestone payment of $50.0 million from Takeda in accordance with the Collaboration and License Agreement dated October 29, 2004 between Sucampo Pharmaceuticals and Takeda to jointly market AMITIZA in the United States and Canada. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     Under the restated license agreement between Sucampo Pharmaceuticals and Sucampo AG, a Swiss patent-holding company and an affiliate through common ownership, dated June 30, 2006, Sucampo Pharmaceuticals will pay Sucampo AG $2.5 million, reflecting 5% of the $50.0 development milestone obligation from Takeda.
     The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Press Release issued by the registrant on April 29, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: April 30, 2008	/s/ MARIAM E. MORRIS
	Name:	Mariam E. Morris
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the registrant on April 29, 2008.